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                        EXHIBIT 10.11

                      FRONTIER CORPORATION

              SUPPLEMENTAL MANAGEMENT PENSION PLAN

               Amendment No. 1 to 1996 Restatement


     Pursuant to Article Six, the Plan is amended as follows:

     1. Section 4.1(k) is amended, effective January 1, 1996, to clarify that the five years of service requirement specified in Section 4.1(j) does not apply to the 3 + 3 enhancement by deleting the current introductory clause of Section 4.1(k) and substituting in its place the following:

     for each Participant on the active payroll (or on the inactive payroll but receiving benefits under the Company's long term disability benefit plan) on August 16, 1995, the eligibility requirements for determining the Participant's entitlement to receive early or normal retirement benefits shall be reduced as follows:

     2.   Sections 4.4 and 4.5 are amended by substituting
"Section 4.7" for "Section 4.2" in each place the latter section is referenced in parentheses.

     3. Article Four is amended, effective as of August 20, 1997, by adding the following new Section 4.7 to the end thereof:

     4.7 Notwithstanding the normal benefit payment provisions of Sections 4.4 and 4.5, any Plan benefit payable to a Participant eligible to accrue a benefit under Section 4.2 on and after December 31, 1995 shall be subject to the following additional provisions:

     o in addition to other forms of payment available to Participants generally, benefits to married Participants may, with the Committee's approval, be paid in the form of a joint and 100 percent spousal survivor annuity. Under this form of benefit the surviving spouse shall receive, upon the death of the
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          Participant, a benefit equal to 100 percent of the
          benefit paid to the Participant while both were living. The amount of this benefit shall be the straight life annuity calculated under Section 4.2 (without taking into account the offset of the benefit payable from the Funded Plan) reduced pursuant to the actuarial assumptions used in the Funded Plan, provided that the straight life annuity shall not be reduced by more than 20 percent, and then offset by the benefit payable from the Funded Plan.

     o in the event a married Participant dies prior to the commencement of benefits, the surviving spouse's benefit shall, with the Committee's approval, be 100 percent (in lieu of the 50% under Section 4.5) of the benefit the Participant would have received had the Participant elected the joint and 100 percent spousal survivor annuity and retired on the first day of the month on or before the date of death.

     o if a married Participant fails to elect a form of benefit, or if the elected form of benefit is not appropriate as of the date of death, the benefit shall be paid in the form of a joint and 100 percent spousal survivor annuity.

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 20th day of August, 1997.

                                   FRONTIER CORPORATION

                                   By /s/ Josephine S. Trubek
                                     -------------------------
                                      Josephine S. Trubek
                                      Corporate Secretary